FORM 8-K



             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

              Date of Report (Date of Earliest
             Event Reported):  January 7, 1998




            CHIQUITA BRANDS INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)




     New Jersey                1-1550        04-1923360
   (State or other            (Commission       (IRS Employer
   jurisdiction of          File Number)        Identification No.)
   incorporation)


     250 East Fifth Street, Cincinnati, Ohio 45202
           (Address of principal executive offices)


     Registrant's telephone number, including area code:
                        (513) 784-8000

           INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Report.


Item 5.      Other Events.

   The Company is making this filing in order to place the information contained herein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and to incorporate it by reference into certain of the Company's Registration Statements, including Registration Statement on Form S-4 No. 333-40709. Reference is made to the Company's January 7, 1998 News Release reporting expectations for 1997 financial results, attached as Exhibit 7(c)99.1.


Item 7.      Financial Statements and Exhibits.

   (a)  Financial Statements of Businesses Acquired

        Not Applicable

   (b)  Pro Forma Financial Information.

        Not Applicable

   (c)  Exhibits

        99.1 News Release of the Company issued January 7, 1998.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   January 7, 1998               CHIQUITA BRANDS INTERNATIONAL, INC.

                            By:/s/William A. Tsacalis
                            -------------------------
                                 William A. Tsacalis
                                 Vice President and Controller

                                               Exhibit 99.1
                   FOR IMMEDIATE RELEASE

       CHIQUITA ANNOUNCES EXPECTATIONS FOR 1997 RESULTS


CINCINNATI, OHIO, January 7, 1998 -- Chiquita Brands International, Inc. today announced that it expects to report results for the year ended December 31, 1997 that are lower than reported Wall Street estimates. The Company estimates that its results of operations for the year will range from net income of $13 million to a net loss of $5 million and that fully diluted earnings per share for the year, which gives effect to preferred dividends, will range from a loss of approximately $.10 per share to a loss of approximately $.40 per share.

In 1996, the Company reported income before unusual items of $43 million ($.55 per share). Chiquita's net loss for 1996 was $50 million ($1.13 per share) and included an extraordinary charge of $23 million ($.41 per share) from debt retirements and unusual charges of $70 million ($1.27 per share) including write-offs and additional costs from flooding in Costa Rica, Honduras and Guatemala.

The Company indicated that, as previously reported, a stronger dollar in relation to major European currencies and additional banana production costs resulting from the widespread flooding in 1996 and more recent weather conditions adversely affected the entire fourth quarter and year. These factors, together with lower fourth quarter volume marketed in the European Union due to lower availability of import licenses, more than offset the benefit of higher fourth quarter local European pricing.

The Company expects to report a fourth quarter net loss in an estimated range of $43 million ($.80 per share) to $61 million ($1.10 per share). In 1996, the Company reported a fourth quarter net loss of $87 million ($1.65 per share) which included unusual charges and additional costs that included the effect of floods of $58 million ($1.05 per share). Excluding these unusual charges and costs, Chiquita's 1996 fourth quarter loss was $29 million ($.60 per share).

In commenting on the estimated results, Chiquita's President, Steven G. Warshaw, stated: "Our long-term hedging program has achieved its objective of reducing, but not eliminating, the adverse impact of a
stronger dollar.   During 1997,  we also incurred a higher level of
banana production costs as we completed the rehabilitation of flood-damaged properties. Having completed our flood rehabilitation efforts, we are well positioned to resume progress in our program to achieve a lower long-term delivered product cost in Chiquita's banana business."

Final results for the year are expected to be reported on or about February 11, 1998.

Chiquita is a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products.

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address events, developments or financial results that Chiquita expects, believes or estimates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita. Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from the expectations and estimates expressed in the forward-looking statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Joseph W. Hagin (513) 784-8866